As filed with the Securities and Exchange Commission on July 11, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	73-1521290
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

14313 North May Avenue, Suite 100

Oklahoma City, Oklahoma 73134

(405) 848-8807

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Michael G. Moore

Vice President, Chief Financial Officer and Secretary

14313 North May Avenue, Suite 100

Oklahoma City, Oklahoma 73134

(405) 242-4404

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Seth R. Molay, P.C.

Akin, Gump, Strauss, Hauer & Feld, L.L.P.

1700 Pacific Avenue, Suite 4100

Dallas, TX 75201

(214) 969-2800

(214) 969-4343 (facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered /Proposed Maximum Offering Price Per Unit / Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Debt securities
Common stock, par value $0.01 per share

(1)	There is being registered hereunder an indeterminate number of debt securities and shares of common stock as may be sold, from time to time, by Gulfport Energy Corporation.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee in connection with this Registration Statement.

Prospectus

Common Stock

Debt Securities

By this prospectus, we or selling security holders may offer and sell, from time to time in one or more offerings, our common stock and debt securities. We refer to our common stock and debt securities collectively as the “securities.”

This prospectus provides you with a general description of the securities and the general manner in which we or selling security holders will offer the securities. Each time we or selling security holders sell securities, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, all prospectus supplements and all other documents incorporated by reference in this prospectus before you invest in our securities.

Investing in our securities involves risks. See “Risk Factors” beginning on page 1.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “GPOR.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 11, 2011.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or SEC. Under this registration statement, we or selling security holders may sell any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the securities we or selling security holders may offer. This prospectus does not contain all the information set forth in the registration statement as permitted by the rules of the SEC. Each time we or selling security holders sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. That prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described in this prospectus under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained in this prospectus and in any applicable prospectus supplement, including any information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

When used in this prospectus or in any supplement to this prospectus, the terms “Gulfport,” the “Company,” “we,” “our” and “us” refer to Gulfport Energy Corporation and its subsidiaries, unless otherwise indicated or the context otherwise requires.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” would,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. All statements, other than statements of historical facts, included in this prospectus and the documents incorporated by reference in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as estimated future net revenues from oil and gas reserves and the present value thereof, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of our business and operations, plans, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties, including those in any prospectus supplement and those discussed in the documents we have incorporated by reference. Consequently, all of the forward-looking statements made in this prospectus, and the documents incorporated by reference in this prospectus, are qualified by these cautionary statements and we cannot assure you that the actual results or developments anticipated by us will be realized or, even if realized, that they will have the expected consequences to or effects on us, our business or operations. We have no intention, and disclaim any obligation, to update or revise any forward looking statements, whether as a result of new information, future results or otherwise.

iii

OUR COMPANY

We are an independent oil and natural gas exploration and production company with our principal producing properties located along the Louisiana Gulf Coast in the West Cote Blanche Bay and Hackberry fields, and in West Texas in the Permian Basin. In 2010, we acquired an acreage position in the Niobrara Formation of Western Colorado. In May 2011, we also acquired certain leases in the Utica Shale in Ohio. We also hold a significant acreage position in the Alberta oil sands in Canada through our interest in Grizzly Oil Sands ULC and have interests in entities that operate in Southeast Asia, including the Phu Horm gas field in Thailand. We seek to achieve reserve growth and increase our cash flow through our annual drilling programs.

Our principal executive offices are located at 14313 North May Avenue, Suite 100, Oklahoma City, Oklahoma 73134, and our telephone number is (405) 848-8807. Our website address is www.gulfportenergy.com. Information contained on our website does not constitute a part of this prospectus or any prospectus supplement.

RISK FACTORS

You should carefully consider the factors contained in our annual report on Form 10-K for the fiscal year ended December 31, 2010 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates” and in any other filings we made with the SEC prior to the filing of this prospectus under the heading “Risk Factors” before investing in our securities. You should also consider similar information contained in any annual report on Form 10-K or other document filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. We will also include in any prospectus supplement a description of any other risk factors applicable to an offering contemplated by such prospectus supplement.

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including without limitation repaying or refinancing all or a portion of our existing short-term and long-term debt, making acquisitions of assets, businesses or securities, capital expenditures and for working capital. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application of the net proceeds, we intend to invest our net proceeds in short-term, investment-grade securities, interest-bearing securities or guaranteed obligations of the United States or its agencies.

Unless the applicable prospectus supplement indicates otherwise, we will not receive any proceeds from the sale of securities by selling security holders.

RATIO OF EARNINGS (DEFICIT) TO FIXED CHARGES

The following table sets forth our ratios of earnings (deficit) to fixed charges for the periods indicated. We have calculated the ratio of earnings (deficit) to fixed charges by dividing the sum of income from continuing operations plus fixed charges by fixed charges. Fixed charges consist of interest expense.

	Three Months Ended March 31, 2011	Year Ended December 31,
		2010	2009	2008		2007	2006
Ratio of earnings (deficit) to fixed charges	33.4	18.2	11.2	NM	*	13.2	15.2

*	Not meaningful

DESCRIPTION OF DEBT SECURITIES

The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee that is qualified to act under the Trust Indenture Act of 1939. The trustee for each series of debt securities will be identified in the applicable prospectus supplement. Any senior debt securities will be issued under a “senior indenture” and any subordinated debt securities will be issued under a “subordinated indenture.” Together, the senior indenture and the subordinated indenture are called “indentures.”

The following description is a summary of the material provisions of the indentures. It does not describe those agreements in their entirety. The forms of indentures are filed as exhibits to the registration statement of which this prospectus is a part. Any supplemental indentures will be filed by us from time to time by means of an exhibit to a Current Report on Form 8-K and will be available for inspection at the corporate trust office of the trustee, or as described below under “Where You Can Find More Information” and “Information Incorporated By Reference.” The indentures will be subject to, and governed by, the Trust Indenture Act of 1939. We will execute a supplemental indenture if and when we issue any debt securities. We urge you to read the indentures and any supplemental indenture because they, and not this description, define your rights as a holder of the debt securities.

Unless we state otherwise in the applicable prospectus supplement, the following is a description of the general terms of the debt securities that we may offer. If the terms of any series of debt securities differ from the terms described below, those terms will be described in the prospectus supplement relating to that series of debt securities.

General

The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt. The debt securities may be our secured or unsecured obligations.

A prospectus supplement and a supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	the currency or currency unit in which the debt securities will be payable;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate that the debt securities will bear (or, if they are floating rate securities, the basis for the interest rate) and the interest payment dates for the debt securities;

•	any conversion or exchange provisions;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	any provisions granting special rights to holders when a specified event occurs;

•	any changes to or additional events of default or covenants;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	any restriction on the declaration of dividends or restrictions requiring the maintenance of any asset ratio or the creation or maintenance of reserves;

•	the names and duties of any co-trustees, calculation agents, paying agents or registrars for the debt securities; and

•	any other terms of the debt securities.

None of the indentures will limit the amount of debt securities that may be issued by us. Each indenture will allow debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

Debt securities of a series may be issued in registered, bearer, coupon or global form.

Denominations

Unless the prospectus supplement for each issuance of debt securities states otherwise, the securities will be issued in denominations of $1,000 each or multiples thereof.

Subordination

Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, whether existing at the date of the subordinated indenture or subsequently incurred. The subordinated indenture will provide that no payment of principal, interest or any premium on the subordinated debt securities may be made in the event:

•	of any insolvency, bankruptcy or similar proceeding involving us or our property, or

•	we fail to pay the principal, interest, any premium or any other amounts on any senior debt when due.

The subordinated indenture will not limit the amount of senior debt that we may incur.

Unless we state otherwise in a prospectus supplement, “Senior Debt” will be defined in the subordinated indenture to include all notes or other unsecured evidences of indebtedness, including guarantees given by us, for money borrowed by us, including principal of and any interest or premium on such amounts, whether incurred on, before or after the date of the subordinated indenture, that is not expressed to be subordinate or junior in right of payment to any of our other indebtedness.

Consolidation, Merger or Sale

Each indenture generally will permit a consolidation or merger between us and another corporation. They also will permit the sale by us of all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation will assume all of our responsibilities and liabilities under the indentures, including the payment of all amounts due on the debt securities and performance of the covenants in the indentures. However, we will consolidate or merge with or into any other corporation or sell all or substantially all of our assets only according to the terms and conditions of the indentures. The remaining or acquiring corporation will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor corporation may exercise our rights and powers under any indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor corporation. If we sell all or substantially all of our assets, we will be released from all our liabilities and obligations under any indenture and under the debt securities.

Modification of Indentures

Under each indenture our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, will be effective against any holder without its consent.

Events of Default

“Event of Default” when used in an indenture, could mean any of the following:

•	failure to pay the principal of or any premium on prescribed debt securities when due;

•	failure to deposit any sinking fund payment when due;

•	failure to pay interest when due on prescribed debt securities for 30 days;

•	failure to perform any other covenant in the indenture that continues for 90 days after being given written notice;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default included in any indenture or supplemental indenture.

An event of default for a particular series of debt securities will not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default, except a default in the payment of principal or interest, if it considers the withholding of notice to be in the best interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Covenants

Under the indentures, we will:

•	pay the principal of, and interest and any premium on, the debt securities when due;

•	maintain a place of payment;

•	deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indentures; and

•	deposit sufficient funds with any paying agent on or before the due date for any payment of principal, interest or premium.

If there are any restrictive covenants applicable to a series of debt securities, we will describe them in the prospectus supplement for that series.

Payment and Transfer

We will pay principal, interest and any premium on fully registered debt securities at designated places. We will make payment by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. If we make debt securities payments in other forms, we will pay those payments at a place designated by us and specified in a prospectus supplement.

You may transfer or exchange fully registered debt securities at the corporate trust office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Global Securities

We may issue one or more series of debt securities as permanent global debt securities deposited with a depository. Unless otherwise indicated in the prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which the Depositary Trust Company, which we refer to as DTC, acts as depository.

Each global debt security will be deposited with, or on behalf of, DTC, as depository, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global debt security.

We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, a person other than DTC or its nominee, only if:

•	DTC notifies us that it is unwilling or unable to continue as depository for that global debt security or at any time DTC ceases to be registered under the Exchange Act;

•	we determine in our discretion that the global debt security shall be exchangeable for definitive debt securities in registered form; or

•	there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the debt securities.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $1,000 and integral multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us as follows:

•	DTC is:

•	a limited-purpose trust company organized under the New York Banking Law,

•	a “banking organization” within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

•

DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.

•	DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

•	DTC is owned by a number of its participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, or FINRA.

•

Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The rules applicable to DTC and its participants are on file with the SEC.

Discharging our Obligations

We will be discharged from our obligations on the debt securities of any series at any time if we deposit with the trustee an amount sufficient to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Under U.S. Federal income tax law as of the date of this prospectus, such a discharge should be treated as an exchange of the related debt securities. Each holder generally will be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. Prospective investors are urged to consult their own tax advisers as to the consequences of such a discharge, including the applicability and effect of tax laws other than the U.S. Federal income tax laws.

Meetings

Each indenture, as supplemented by any supplemental indenture, will contain provisions describing how meetings of the holders of debt securities of a series may be convened. A meeting may be called at any time by the trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of a series. A notice of the meeting must always be given in the manner described under “—Notices” below. Generally speaking, except for any consent that must be given by all holders of a series as described under “—Modification of Indentures” above, any resolution presented at a meeting of the holders of a series of debt securities may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series, unless the indenture allows the action to be voted upon to be taken with the approval of the holders of a different specific percentage of principal amount of outstanding debt securities of a series. In that case, the holders of outstanding debt securities of at least the specified percentage must vote in favor of the action. Any resolution passed or decision taken at any meeting of holders of debt securities of any series in accordance with the applicable indenture will be binding on all holders of debt securities of that series, unless, as discussed under “—Modification of Indentures” above, the action is only effective against holders that have approved it. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders holding or representing a majority in principal amount of the outstanding debt securities of a series.

Governing Law

Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent the Trust Indenture Act applies.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

The Trustee

Resignation or Removal of Trustee

If the trustee serves as trustee under both the senior indenture and the subordinated indenture, the provisions of the indentures and the Trust Indenture Act governing trustee conflicts of interest will require the trustee to resign as trustee under either the subordinated indenture or the senior indenture upon the occurrence of any uncured event of default with respect to any series of senior debt securities. Also, any uncured event of default with respect to any series of subordinated debt securities will force the trustee to resign as trustee under either the senior indenture or the subordinated indenture. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with the terms and conditions of such indenture.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series also may remove the trustee with respect to the debt securities of that series.

Limitations on Trustee if it is One of our Creditors

Each indenture will contain certain limitations on the right of the trustee thereunder, in the event that it becomes one of our creditors, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Annual Trustee Report to Holders of Debt Securities

The trustee will be required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve as such, the priority of the trustee’s claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities.

Certificates and Opinions to be Furnished to Trustee

Each indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee will be accompanied by a certificate of certain of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to that action have been complied with by us.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is qualified in its entirety by reference to our certificate of incorporation and bylaws, each of which is incorporated by reference in this prospectus.

Common Stock

We are currently authorized to issue up to 100,000,000 shares of common stock, par value $0.01 per share, of which there were 47,480,032 shares outstanding as of July 1, 2011, excluding 186,455 shares of unvested restricted stock awarded under our Amended and Restated 2005 Stock Incentive Plan. Holders of our common stock are entitled to cast one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, if any, holders of our common stock are entitled to receive ratably dividends when, as and if declared by the board of directors out of funds legally available for such purpose and, upon the liquidation, dissolution or winding up of the company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. There are no redemption or sinking fund provisions that are applicable to our common stock. Subject only to the requirements of the DGCL, the board of directors may issue shares of our common stock without stockholder approval, at any time and from time to time, to such persons and for such consideration as the board of directors deems appropriate. Holders of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is validly authorized and issued, fully paid and nonassessable.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share. Shares of preferred stock may be issued from time to time in one or more series as the board of directors may from time to time determine, each of said series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series of preferred stock may differ from those of any and all other series of preferred stock at any time outstanding, and, subject to certain limitations of our certificate of incorporation and the DGCL, the board of directors may fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of each such series of preferred stock.

The issuance of any such preferred stock could adversely affect the rights of the holders of our common stock and therefore, reduce the value of the common stock. The ability of the board of directors to issue preferred stock could discourage, delay, or prevent a takeover of us. See “Risk Factors.”

Warrants

As of July 1, 2011, we had warrants to purchase 30,420 shares of common stock issued in connection with a private placement completed by us in March 2002. Each warrant has a term of ten years and a current exercise price of $1.19 per share of common stock subject to adjustment. We granted to holders of the warrants certain demand and piggyback registration rights with respect to shares of common stock issuable upon exercise of the warrants.

Anti-takeover Effects of Provisions of Our Certificate of Incorporation and Our Bylaws

Some provisions of our certificate of incorporation and our bylaws contain provisions that could make it more difficult to acquire us by means of a merger, tender offer, proxy contest or otherwise, or to remove our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because negotiation of such proposals could result in an improvement of their terms.

Preferred stock. Our certificate of incorporation permits our board of directors to authorize and issue one or more series of preferred stock, which may render more difficult or discourage an attempt to change control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in our best interest, the board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group.

Stockholder meetings. Our bylaws provide that a special meeting of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or by a resolution adopted by a majority of the total number of directors the board of directors would have if there were no vacancies.

Requirements for advance notification of stockholder nominations and proposals. Our bylaws and certificate of incorporation establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors.

Stockholder Action By Written Consent. Our bylaws provide that, except as may otherwise be provided with respect to the rights of the holders of preferred stock, no action that is required or permitted to be taken by our stockholders at any annual or special meeting may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by our board of directors. This provision, which may not be amended by our stockholders except by the affirmative vote of holders of at least 66-2/3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, makes it difficult for stockholders to initiate or effect an action by written consent that is opposed by our board of directors.

Amendment of the bylaws. Under Delaware law, the power to adopt, amend, alter or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our certificate of incorporation and bylaws grant our board of directors the power to adopt, amend, alter or repeal our bylaws at any regular or special meeting of the board of director on the affirmative vote of a majority of the total number of directors the board of directors would have if there were no vacancies. Our stockholders may adopt, amend, alter or repeal our bylaws but only at any regular or special meeting of stockholders by an affirmative vote of holders of at least 66-2/3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

The provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may, from time to time, sell, transfer or otherwise dispose of the securities offered by this prospectus or any applicable prospectus supplement on any stock exchange, market or trading facility on which such securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

We may use any one or more of the following methods when disposing of the offered securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date of this prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree to sell a specified number of such common stock at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If underwriters are used to sell the securities, we will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that event, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.

To the extent required by applicable law, a prospectus supplement relating to the securities will set forth:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the number or amount of the securities involved, the purchase price of such securities and the proceeds to us from such sale;

•	any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

•	any securities exchanges on which the securities may be listed.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in any required prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters, dealers or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters, dealers or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on The NASDAQ Global Select Market, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.

Sales by Selling Security Holders

Selling security holders may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement. The applicable prospectus supplement will identify the selling security holders, the terms of the securities and any material relationships we have with the selling security holders. Selling security holders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise provided in a prospectus supplement, the selling security holders will receive all the proceeds from the sale of the securities.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities offered by this prospectus. This prospectus does not contain all of the information that you can find in that registration statement and its exhibits. Certain items are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed with or incorporated by reference as part of the registration statement. We file reports, proxy and information statements and other information with the SEC. You may read any materials we have filed with the SEC free of charge at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of all or any part of these documents may be obtained from such office upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. The registration statement, including all exhibits thereto and amendments thereof, has been filed electronically with the SEC.

You can also find our SEC filings on our website at www.gulfportenergy.com. The information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus and any prospectus supplement, or information that we later file with the SEC, modifies and replaces this information. We incorporate by reference the following documents that we have filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on March 14, 2011;

•

The information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 from our definitive proxy statement on Schedule 14A, filed on May 2, 2011;

•	Quarterly Report on Form 10-Q for the three months ended March 31, 2011, filed on May 9, 2011; and

•	The following Current Reports on Form 8-K filed by us with the SEC since December 31, 2010:

(1)	Amendment No. 1, filed on Form 8-K/A on March 18, 2011, to Current Report on Form 8-K, filed on December 7, 2010;

(2)	Current Report on Form 8-K filed on March 30, 2011; and

(3)	Current Report on Form 8-K filed on June 22, 2011.

In addition, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise stated therein) after the date of this prospectus will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus, unless otherwise indicated on such Form 8-K.

You may request a copy of this prospectus or any of the incorporated documents (excluding exhibits, unless the exhibits are specifically incorporated) at no charge to you by writing to Gulfport Energy Corporation, Attention: Investor Relations, at 14313 North May Avenue, Suite 100, Oklahoma City, Oklahoma 73134, or calling (405) 242-4888.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities to be offered hereby offered by us and the selling stockholders will be passed upon by Akin, Gump, Strauss, Hauer & Feld, L.L.P. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

Information incorporated by reference into this prospectus regarding estimates of our proved oil and natural gas reserves and the discounted present value of estimated future net revenue before income tax of our estimated proved reserves is based on reports included in our Annual Report on Form 10-K for the year ended December 31, 2010 and incorporated herein by reference, prepared by Netherland, Sewell & Associates, Inc., with respect to our West Cote Blanche Bay and Niobrara fields, and by Pinnacle Energy Services, LLC, with respect to our assets in the Permian Basin in West Texas. All of such information has been so included herein in reliance upon the authority of such firms as experts in such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

SEC registration fee	(1)
Legal fees and expenses (including Blue Sky fees and expenses)	(2)
Accounting fees and expenses	(2)
Trustee fees and expenses	(2)
Printing expenses	(2)
Miscellaneous expenses	(2)

Total	(2)

(1)	In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant is deferring payment of all of the registration fee.
(2)	The estimated amounts of fees and expenses to be incurred in connection with any offering of securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Delaware Law

Section 145 of the Delaware General Corporation Law, or the DGCL, permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

We have adopted provisions in our Amended and Restated Bylaws, or Bylaws, and our Restated Certificate of Incorporation, or Certificate, which provide for indemnification of our officers and directors to the maximum extent permitted under the DGCL, as amended.

Certificate of Incorporation and Bylaws

Our Certificate provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our Certificate is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by the DGCL: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derived an improper personal benefit.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our Certificate, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification by our stockholders of provisions of our Certificate affecting indemnification rights will be prospective only, and will not in any way diminish or adversely affect any limitation on the personal liability of a director existing at the time of such repeal or modification.

Our Bylaws provide that we will, to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, indemnify and hold harmless our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our Bylaws will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our Bylaws is a contract right that includes the right to be paid by us the expenses (including, without limitation, attorney’s fees) incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by any officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under our Certificate or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our Bylaws may have or hereafter acquire under law, our Certificate, our Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Our Bylaws include provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our Certificate. In addition, our Bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our Bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our Bylaws affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our Bylaws also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our Certificate.

We maintain director and officer liability insurance providing insurance protection for specified liabilities under specified terms.

Item 16. Exhibits.

The following is a list of exhibits filed as a part of this registration statement.

Exhibit Number	Description

1.1*	Form of Common Stock Underwriting Agreement

1.2*	Form of Debt Securities Underwriting Agreement

3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K, File No. 000-19514, filed by the Company with the SEC on April 26, 2006).

3.2	Certificate of Amendment No. 1 to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Form 10-Q, File No. 000-19514, filed by the Company with the SEC on November 6, 2009).

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K, File No. 000-19514, filed by the Company with the SEC on July 12, 2006).

4.1	Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form SB-2, File No. 333-115396, filed by the Company with the SEC on July 22, 2004).

4.2+	Form of Senior Debt Indenture (including form of Senior Debt Security).

4.3+	Form of Subordinated Debt Indenture (including form of Subordinated Debt Security).

4.4	Registration Rights Agreement, dated as of March 29, 2002, by and among Gulfport Energy Corporation, Gulfport Funding LLC, certain other affiliates of Wexford and the other Investors Party thereto (incorporated by reference to Exhibit 10.3 of Form 10-QSB, File No. 000-19514, filed by the Company with the SEC on November 11, 2005).

4.5	Amendment No. 1, dated February 14, 2006, to the Registration Rights Agreement, dated as of March 29, 2002, by and among Gulfport Energy Corporation, Gulfport Funding LLC, certain other affiliates of Wexford and the other Investors Party thereto (incorporated by reference to Exhibit 10.15 of Form 10-KSB, File No. 000-19514, filed by the Company with the SEC on March 31, 2006).

5.1+	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

12.1+	Statement Regarding the Computation of Ratio of Earnings (Deficit) to Fixed Charges.

23.1+	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included on Exhibit 5.1).

23.2+	Consent of Grant Thornton LLP.

23.3+	Consent of Netherland, Sewell & Associates, Inc.

23.4+	Consent of Pinnacle Energy Services, LLC.

24+	Power of Attorney (included on the signature page of this Registration Statement).

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee for the Senior Debt Securities

25.2**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee for the Subordinated Debt Securities.

*	To be filed as an exhibit to a Current Report on Form 8-K of the registrant in connection with a specific offering.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act.
+	Filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any acts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described under Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, Oklahoma on the 11th day of July, 2011.

GULFPORT ENERGY CORPORATION

By:	/S/ JAMES D. PALM
James D. Palm Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mike Liddell, James D. Palm and Michael G. Moore, and each of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on July 11, 2011.

NAME	TITLE

/S/ MIKE LIDDELL Mike Liddell	Chairman of the Board, Director

/S/ JAMES D. PALM James D. Palm	Chief Executive Officer (principal executive officer)

/S/ MICHAEL G. MOORE Michael G. Moore	Vice President and Chief Financial Officer (principal financial and accounting officer)

/S/ DONALD L. DILLINGHAM Donald L. Dillingham	Director

/S/ DAVID L. HOUSTON David L. Houston	Director

/S/ SCOTT E. STRELLER Scott E. Streller	Director

Gulfport Energy Corporation

Exhibit Index

Exhibit Number	Description

1.1*	Form of Common Stock Underwriting Agreement

1.2*	Form of Debt Securities Underwriting Agreement

3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K, File No. 000-19514, filed by the Company with the SEC on April 26, 2006).

3.2	Certificate of Amendment No. 1 to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Form 10-Q, File No. 000-19514, filed by the Company with the SEC on November 6, 2009).

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K, File No. 000-19514, filed by the Company with the SEC on July 12, 2006).

4.1	Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form SB-2, File No. 333-115396, filed by the Company with the SEC on July 22, 2004).

4.2+	Form of Senior Debt Indenture (including form of Senior Debt Security).

4.3+	Form of Subordinated Debt Indenture (including form of Subordinated Debt Security).

4.4	Registration Rights Agreement, dated as of March 29, 2002, by and among Gulfport Energy Corporation, Gulfport Funding LLC, certain other affiliates of Wexford and the other Investors Party thereto (incorporated by reference to Exhibit 10.3 of Form 10-QSB, File No. 000-19514, filed by the Company with the SEC on November 11, 2005).

4.5	Amendment No. 1, dated February 14, 2006, to the Registration Rights Agreement, dated as of March 29, 2002, by and among Gulfport Energy Corporation, Gulfport Funding LLC, certain other affiliates of Wexford and the other Investors Party thereto (incorporated by reference to Exhibit 10.15 of Form 10-KSB, File No. 000-19514, filed by the Company with the SEC on March 31, 2006).

5.1+	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

12.1+	Statement Regarding the Computation of Ratio of Earnings (Deficit) to Fixed Charges.

23.1+	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included on Exhibit 5.1).

23.2+	Consent of Grant Thornton LLP.

23.3+	Consent of Netherland, Sewell & Associates, Inc.

23.4+	Consent of Pinnacle Energy Services, LLC.

24+	Power of Attorney (included on the signature page of this Registration Statement).

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee for the Senior Debt Securities

25.2**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee for the Subordinated Debt Securities.

*	To be filed as an exhibit to a Current Report on Form 8-K of the registrant in connection with a specific offering.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act.
+	Filed herewith.